EXHIBIT 21.1

JARDEN CORPORATION

SUBSIDIARIES OF JARDEN CORPORATION

The following are subsidiaries of Jarden Corporation as of December 31, 2006 and the jurisdictions in which they are organized. The names of certain subsidiaries have been omitted because in the aggregate they do not constitute a significant subsidiary as determined by the Company.

Company	State of Incorporation/Organization
Alltrista Limited	Canada
Alltrista Newco Corporation	Indiana
Alltrista Plastics Corporation*	Indiana
American Household, Inc.	Delaware
Application des Gaz, S.A.S.	France
Australian Coleman, Inc.	Kansas
Bafiges, S.A.S.	France
Beacon Exports, Inc.	Kansas
Bernardin, Limited	Canada
Bicycle Holding, Inc.	Delaware
BRK Brands, Inc.	Delaware
BRK Brands Europe Limited	United Kingdom
BRK Brands Pty. Ltd.	Australia
Camping Gaz CS Spol S.R.O.	Czech Republic
Camping-Gaz International (Deutschland) GmbH	Germany
Camping Gaz International Portugal Lda.	Portugal
Camping Gaz Italia S.r.l.	Italy
Camping Gaz Suisse A.G.	Switzerland
Canadian Playing Card Company, Ltd.	Canada
CC Outlet, Inc.	Delaware
Coleman Benelux B.V.	Netherlands
Coleman Brands Pty. Limited	Australia
Coleman Country, Ltd.	Kansas
Coleman (Deutschland) GmbH	Germany
Coleman EMEA, S.A.S.	France
Coleman International Holdings, LLC	Delaware
Coleman Japan Company, Ltd.	Japan
Coleman Latin America, LLC	Delaware

Company	State of Incorporation/Organization
Coleman UK Holdings Limited	United Kingdom
Coleman UK Limited	United Kingdom
Coleman Venture Capital, Inc.	Kansas
Coleman Worldwide Corporation	Delaware
Desarrollo Industrial Fitec, S. de R.L. de C.V.	Mexico
Dicon Global, Inc.	Canada
Dicon Safety Products (Europe) Limited	United Kingdom
Dongguan Holmes Electrical Products Co., Ltd.	China
Dongguan Huixun Electrical Products Co., Ltd.	China
Dongguan Raider Motor Corporation, Ltd.	China
Electrónica BRK de Mexico, S.A. de C.V.	Mexico
Esteem Industries Limited	Hong Kong
First Alert, Inc.	Delaware
First Alert Holdings, Inc.	Delaware
Hearthmark, LLC **	Delaware
Holmes Motor Corporation	Delaware
Holmes Products (Europe) Limited	United Kingdom
Holmes Products (Far East) Limited	Bahamas
International Playing Card Company, Ltd.	Canada
Jarden Acquisition ETVE, S.L.	Spain
Jarden Acquisition I, Inc.	Delaware
Jarden Plastic Solutions Limited	United Kingdom
Jarden Receivables, LLC	Delaware
Jarden Zinc Products, Inc.	Indiana
Java Products Corporation	Delaware
Kansas Acquisition Corp.	Delaware
L.A. Services, Inc.	Delaware
Laser Acquisition Corporation	Delaware
Lehigh Consumer Products Corporation	Pennsylvania
Loew-Cornell, Inc.	New Jersey
Naipes Heraclio Fournier, S.A.	Spain
Nippon Coleman, Inc.	Kansas
Oster GmbH	Germany
Oster de Chile Comercializadora Ltda.	Chile
Oster de Colombia, Ltda.	Colombia
Oster de Venezuela, S.A.	Venezuela
Pine Mountain Corporation	Delaware

Company	State of Incorporation/Organization
Productos Coleman, S.A.U.	Spain
Quoin, LLC	Delaware
Raider Motor Corporation	Bahamas
Rival Consumer Sales Corporation	Missouri
Rival de Mexico, S.A. de C.V.	Mexico
Servicios Sunbeam-Coleman de Mexico, S.A. de C.V.	Mexico
SI II, Inc.	Florida
Sunbeam Americas Holdings, LLC	Delaware
Sunbeam Corporation (Canada) Limited	Canada
Sunbeam Holdings, S.A. de C.V.	Mexico
Sunbeam International (Asia) Limited	Hong Kong
Sunbeam Latin America, LLC	Delaware
Sunbeam Mexicana, S.A. de C.V.	Mexico
Sunbeam-Oster de Acuña, S.A. de C.V.	Mexico
Sunbeam Products, Inc.***	Delaware
SunCan Holding Corp.	Canada
The Coleman Company, Inc.	Delaware
The United States Playing Card Company	Delaware
THL-FA IP Corp.	Delaware
USPC Holding, Inc.	Delaware

*	(DBA) Jarden Plastic Solutions
**	(DBA) Jarden Home Brands
***	(DBA) Consumer solutions